UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2006

Commission File Number  000-29454

POWER-ONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0420182
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

740 Calle Plano, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (805) 987-8741

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Power-One, Inc. (the “Company”) on October 26, 2006 (the “Initial Form 8-K”) to include financial statements and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date the Initial Form 8-K was required to be filed.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective October 23, 2006, pursuant to the Purchase and Sale Agreement (the “Purchase Agreement”), dated September 28, 2006, Power-One, Inc. (the “Company”) completed its acquisition of certain assets and liabilities of Magnetek, Inc. and all outstanding common stock of Magnetek, SpA, a subsidiary of Magnetek, Inc. (collectively the “Power Electronics Group”).  The Power Electronics Group sells power supplies and alternative energy products to a wide range of customers and markets. The Power Electronics Group is a leading builder of power conditioners for commercial fuel cells and multi-megawatt power inverters for large wind generators, as well as a provider of new-generation digital drive systems for coal mining.

The preliminary purchase price for the Power Electronics Group is $68.8 million in cash, subject to contractual closing adjustments, and the assumption of approximately $17.4 million of net indebtedness.  The preliminary purchase price is subject to additional working capital adjustments.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a.)                               FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

Power Electronics Group combined balance sheets as of July 2, 2006 and July 3, 2005, and the related combined statements of operations, net parent company investment, and cash flows for each of the three years in the period ended July 2, 2006 and Report of Independent Registered Public Accounting Firm.

Power Electronics Group unaudited condensed combined balance sheets as of October 1, 2006 and July 2, 2006, and the unaudited condensed combined statements of operations and cash flows for the three months ended October 1, 2006 and October 2, 2005.

(b.)                              UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited pro forma condensed combined consolidated statements of operations of the Company and the Power Electronics Group for the year ended January 1, 2006 and the nine months ended October 1, 2006.

Unaudited pro forma condensed combined consolidated balance sheet of the Company and the Power Electronics Group as of October 1, 2006.

Notes to the unaudited pro forma condensed combined consolidated financial information of the Company and the Power Electronics Group.

(d.)          EXHIBITS

ITEM 9.01. (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Magnetek, Inc.

We have audited the accompanying combined balance sheets of the Power Electronics Group of Magnetek, Inc. as of July 2, 2006 and July 3, 2005, and the related combined statements of operations, net parent company investment, and cash flows for each of the three years in the period ended July 2, 2006. These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Group’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Power Electronics Group of Magnetek, Inc. at July 2, 2006 and July 3, 2005, and the combined results of its operations and its cash flows for each of the three years in the period ended July 2, 2006, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Power Electronics Group of Magnetek, Inc. will continue as a going concern.  As more fully described in Note 1, the parent company has incurred recurring operating losses, has not complied with certain covenants of loan agreements with banks and has significant future cash flow commitments.  These conditions raise substantial doubt about the parent company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities of the Power Electronics Group of Magnetek, Inc. that may result from the outcome of this uncertainty.

Ernst & Young LLP

Woodland Hills, CA

October 12, 2006

POWER ELECTRONICS GROUP OF MAGNETEK, INC.

COMBINED STATEMENTS OF OPERATIONS

For the years ended (Amounts in thousands)	July 2, 2006	July 3, 2005	June 27, 2004

Net sales	$160,541	$170,176	$166,605
Cost of sales	134,151	134,094	133,507
Gross profit	26,390	36,082	33,098
Research and development	11,557	10,680	9,894
Sales, general and administrative	20,791	18,597	19,831
Goodwill impairment charge	21,861	—	—
Income (loss) from operations	(27,819)	6,805	3,373
Non operating expense (income):
Interest income	(326)	(62)	(154)
Interest expense	1,524	1,311	1,576
Income (loss) before provision for income taxes	(29,017)	5,556	1,951
Provision (benefit) for income taxes	(2,996)	1,383	1,720
Net income (loss)	$(26,021)	$4,173	$231

The accompanying notes are an integral part of these combined financial statements.

POWER ELECTRONICS GROUP OF MAGNETEK, INC.

COMBINED BALANCE SHEETS

As of (Amounts in thousands)	July 2, 2006	July 3, 2005

Assets
Current assets:
Cash	$1,491	$6,259
Accounts receivable, less allowance for doubtful accounts of $3,159 in 2006 and $3,457 in 2005	48,217	41,913
Inventories	45,513	40,914
Deferred income taxes	1,982	3,190
Prepaid expenses and other current assets	3,176	3,158
Total current assets	100,379	95,434
Property, plant and equipment:
Land	1,302	1,240
Buildings and improvements	13,142	12,791
Machinery and equipment	107,435	98,063
Less accumulated depreciation	(95,110)	(84,241)
Net property, plant and equipment	26,769	27,853
Note receivable from Parent Company	3,253	—
Goodwill	14,313	35,583
Other assets	1,436	1,682
Total assets	$146,150	$160,552

Liabilities and net Parent Company investment
Current liabilities:
Accounts payable	$34,985	$29,564
Accrued liabilities	5,926	3,055
Current portion of long-term debt	3,040	1,775
Total current liabilities	43,951	34,394
Long-term debt, net of current portion	21,254	19,475
Other long-term liabilities	8,531	7,627
Deferred income taxes	3,927	9,585
Advance from Parent Company	11,400	9,639

Commitments and contingencies

Net Parent Company investment:
Investment by Parent Company	68,497	68,497
Retained earnings (deficit)	(1,742)	24,279
Accumulated other comprehensive loss	(9,668)	(12,944)
Total net Parent Company investment	57,087	79,832
Total liabilities and net Parent Company investment	$146,150	$160,552

The accompanying notes are an integral part of these combined financial statements.

POWER ELECTRONICS GROUP OF MAGNETEK, INC.

COMBINED STATEMENTS OF NET PARENT COMPANY INVESTMENT

(Amounts in thousands)

	Investment by Parent Company	Retained Earnings (Deficit)	Accumulated Other Comprehensive Loss	Total
Balance, June 29, 2003	$68,497	$19,875	$(14,613)	$73,759

Net income	—	231	—	231
Translation adjustments	—	—	2,174	2,174
Comprehensive income	—	—	—	2,405
Balance, June 27, 2004	$68,497	$20,106	$(12,439)	$76,164
Net income	—	4,173	—	4,173
Translation adjustments	—	—	(505)	(505)
Comprehensive loss	—	—	—	3,668
Balance, July 3, 2005	$68,497	$24,279	$(12,944)	$79,832
Net loss	—	(26,021)	—	(26,021)
Translation adjustments	—	—	3,276	3,276
Comprehensive loss	—	—	—	(22,745)
Balance, July 2, 2006	$68,497	$(1,742)	$(9,668)	$57,087

The accompanying notes are an integral part of these combined financial statements.

POWER ELECTRONICS GROUP OF MAGNETEK, INC.

COMBINED STATEMENTS OF CASH FLOWS

For the years ended (Amounts in thousands)	July 2, 2006	July 3, 2005	June 27, 2004

Cash flows from operating activities:
Net income (loss)	$(26,021)	$4,173	$231
Adjustments to reconcile net income (loss) from operations to net cash provided by (used in) operating activities:
Depreciation	7,125	7,464	7,706
Goodwill and asset impairment charges	22,177	—	—
Changes in operating assets and liabilities	(4,322)	(4,534)	(6,645)
Total adjustments	24,980	2,930	1,061
Net cash provided by (used in) operating activities	(1,041)	7,103	1,292

Cash flows from investing activities:
Capital expenditures	(5,279)	(7,545)	(5,237)
Net cash used in investing activities	(5,279)	(7,545)	(5,237)

Cash flows from financing activities:
Borrowings (repayments) under line-of-credit agreements	2,384	9,472	(5,393)
Borrowings (repayments) under capital leases and long term notes	660	(2,053)	1,772
(Increase) decrease in note receivable from Parent Company	(3,253)	—	7,187
Increase (decrease) in advance from Parent Company	1,761	(3,003)	2,231
Net cash provided by financing activities	1,552	4,416	5,797
Net increase (decrease) in cash	(4,768)	3,974	1,852
Cash at the beginning of the year	6,259	2,285	433
Cash at the end of the year	$1,491	$6,259	$2,285

The accompanying notes are an integral part of these combined financial statements.

POWER ELECTRONICS GROUP OF MAGNETEK, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

(All amounts in the notes to combined financial statements are expressed in thousands unless otherwise noted)

1.   Summary of Significant Accounting Policies

Principles of Combination

The combined financial statements include the accounts of the Power Electronics Group (“PEG”) of Magnetek, Inc. (“Parent Company”).  PEG is comprised of Magnetek, SpA and its subsidiaries (Magnetek, Electronics (Shenzhen) Co. Ltd; Magnetek kFT; and Magnetek Vetriebsgesellschaft GmbH) together with the U.S. division of PEG. All significant inter-group accounts and transactions have been eliminated.

Description of Business and Basis of Presentation

PEG is a global provider of digital power electronic products, primarily AC-to-DC switching power supplies; AC-to-DC rectifiers and battery chargers, DC-to-DC power converters and DC-to-AC power inverters.  These products are used primarily in telecommunications, data processing and storage, digital imaging, semiconductor processing and testing equipment, medical instrumentation and home appliances.  PEG also provides power control systems for street light monitoring and control and utility grid monitoring.

The results of PEG have historically been included in the consolidated financial statements of the Parent Company.   The accompanying combined financial statements of PEG have been prepared on a stand alone basis.  In accordance with Securities and Exchange Commission’s Staff Accounting Bulletin No. 55, the following methods have been applied to PEG’s results in deriving these financial statements:

Expense Allocation

Direct costs incurred by the Parent Company that are directly attributable to the operations of PEG, such as insurance and employee benefit costs, are charged to PEG by the Parent Company.  These direct costs relate solely to the U.S. division of PEG and aggregated $1,043, $1,350 and $1,372 for the fiscal years 2006, 2005 and 2004, respectively.  PEG is also charged a management fee by the Parent Company for providing certain services, including marketing support, strategic planning, technology consultancy, and financial reporting assistance.  The fee was $1,020 in each of the three fiscal years ended July 2, 2006 and is included in general and administrative expense in the accompanying combined statements of operations.

Income Tax Expense

Income tax expense for the foreign entities included in PEG has been determined based on the respective tax jurisdictions and tax returns.  Income tax expense for the U.S. division of the Parent Company (that is included in the Parent Company’s consolidated tax return) has been determined as if the division filed a separate return.

Interest Expense

Interest expense includes interest on debt that has been incurred by Magnetek SpA.  The debt is reflected on the combined balance sheet.  Interest is not charged on the Advance from Parent, which is entirely related to the U.S. division, as the Parent Company is not servicing debt that is specifically related to the division’s operations.

The accompanying combined financial statements have been prepared on the basis of PEG continuing as a going concern. During recent years, the Parent Company has incurred significant net losses, and an adverse decision in a patent arbitration. As a result the Parent Company is not in compliance with certain financial covenants included in its credit agreements. Additionally, future cash flows will be negatively impacted by scheduled debt repayments and mandatory contributions to the Parent Company’s defined benefit pension plan. These conditions raise substantial doubt about the Parent Company’s ability to continue as a going concern.

During the fourth quarter of fiscal 2006, the Parent Company completed a review of various cash raising alternatives and committed to a plan to divest PEG (see Note 15 of Notes to Combined Financial Statements).  The Parent Company intends to use proceeds from the sale of this business to repay its debt and substantially fund its pension plan which will result in a significant reduction in interest cost and pension expense.  The Parent Company also plans to further reduce corporate overhead expenses.  Management believes these actions will enable the Parent Company to both address its pending obligations and improve future profitability and cash flow in its continuing operations. As a result, the combined financial statements for PEG do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the Parent Company’s or PEG’s ability to continue as a going concern.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.   Significant areas requiring management estimates include the following key financial areas:

Accounts Receivable

Accounts receivable represent receivables from customers in the ordinary course of business.  PEG is subject to losses from uncollectible receivables in excess of its allowances.  PEG maintains allowances for doubtful accounts for estimated losses from customers’ inability to make required payments.  In order to estimate the appropriate level of this allowance, PEG analyzes historical bad debts, customer concentrations, current customer creditworthiness, current economic trends and changes in customer payment patterns.  If the financial conditions of PEG’s customers were to deteriorate and to impair their ability to make payments, additional allowances may be required in future periods.  PEG’s management believes that all appropriate allowances have been provided.

Inventories

PEG’s inventories are stated at the lower of cost or market.  Cost is determined by the first-in, first-out (“FIFO”) method, including material, labor and factory overhead.  Inventory on hand may exceed future demand either because the product is obsolete, or the amount on hand is more than can be used to meet future needs.  PEG identifies potentially obsolete and excess inventory by evaluating overall inventory levels.  In assessing the ultimate realization of inventories, PEG is required to make judgments as to future demand requirements and compare those with the current or committed inventory levels.  If future demand requirements are less favorable than those projected by management, additional inventory write-downs may be required.

Reserves for Contingent Liabilities

PEG periodically records the estimated impacts of various conditions, situations or circumstances involving uncertain outcomes.  The accounting for such events is prescribed under Statement of Financial Accounting Standard (“SFAS”) No. 5, Accounting for Contingencies.  SFAS No. 5 defines a contingency as “an existing condition, situation, or set of circumstances involving uncertainty as to possible gain or loss to an enterprise that will ultimately be resolved when one or more future events occur or fail to occur.”

SFAS No. 5 does not permit the accrual of gain contingencies under any circumstances.  For loss contingencies, the loss must be accrued if (1) information is available that indicates it is probable that the loss has been incurred, given the likelihood of uncertain events; and (2) that the amount of the loss can be reasonably estimated.

The accrual of a contingency involves considerable judgment on the part of management.  PEG uses its internal expertise, and outside experts, as necessary, to help estimate the probability that a loss has been incurred and the amount (or range) of the loss.

Income Taxes

PEG uses the liability method to account for income taxes.  The preparation of combined financial statements involves estimating PEG’s current tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes.  These differences result in deferred tax assets and liabilities, which are included in the combined balance sheets.  An assessment of the recoverability of the deferred tax assets is made, and a valuation allowance is established based upon this assessment.

The results of the U.S. division of PEG are included in the Parent’s tax return for filing purposes.  In preparing the combined financial statements, the tax impacts from the results of the U.S. division of PEG are presented as if the division was filing a separate return.

Revenue Recognition

PEG’s policy is to recognize revenue when the earnings process is complete.  The criteria used in making this determination are persuasive evidence that an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured.  Sales are recorded net of returns and allowances, which are estimated using historical data, at the time of sale.

Revenue is recognized upon shipment, except in those cases where product is shipped to customers with consignment stock agreements, wherein revenue is recognized when the customer removes the product from consignment stock.  With the exception of consignment stock, terms of shipment are FOB shipping point, and payment is not contingent upon resale or any other matter other than passage of time.  As a result, title to goods passes upon shipment.  Amounts billed to customers for shipping costs are reflected in net sales; shipping costs are reflected in cost of sales.

Sales to distributors are recorded with appropriate reserves for future returns in accordance with SFAS No. 48, Revenue Recognition When Right of Return Exists, and generally do not include future installation obligations or acceptance requirements.

Property, Plant and Equipment

Additions and improvements are capitalized at cost, whereas expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the respective assets principally on the straight-line method (machinery and equipment normally five to ten years, buildings and improvements normally ten to forty years).

Goodwill

In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, PEG reviews the carrying value of goodwill at least annually, and more frequently if indicators of potential impairment arise, using fair market values and discounted future cash flow analyses as prescribed in SFAS 142.

Recent Accounting Pronouncements

In November 2005, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4.  The amendments made by SFAS No. 151 clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) should be recognized as current period charges and require the allocation fixed production overheads to inventory based on normal capacity of the production facilities.  The pronouncement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.  The adoption of this pronouncement on July 4, 2005 did not have a material effect on PEG’s financial position, results of operations or liquidity.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections.  SFAS No. 154 replaces APB No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements, and establishes retrospective application as the required method for reporting a change in accounting principle.  SFAS No. 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable.  The reporting of a correction of an error by restating previously issued financial statements is also addressed.  SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The adoption of this pronouncement on July 3, 2006, is not expected to have a material effect on PEG’s financial position, results of operations or liquidity.

On July 13, 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”).  FIN 48 creates a single model to address uncertainty in tax positions, clarifying the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements.  FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 applies to all tax positions related to income taxes subject to SFAS No. 109, Accounting for Income Taxes.  FIN 48 utilizes a two-step approach for evaluating tax positions.  Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is “more-likely-than-not” to be sustained upon examination.  Measurement (step two) is only addressed if step one has been satisfied.  Those tax positions failing to qualify for initial recognition are recognized in the first subsequent interim period they meet the more-likely-than-not standard, or are resolved through negotiation or litigation with the taxing authority, or upon expiration of the statute of limitations.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  Differences between the amounts recognized in the statements of financial position prior to the adoption of FIN 48 and the amounts reported after adoption would be accounted for as a cumulative-effect adjustment recorded to the beginning balance of retained earnings.  The adoption of this pronouncement is not expected to have a material effect on PEG’s financial position, results of operations, or liquidity.

Research and Development

Expenditures for research and development are charged to expense as incurred and aggregated $11,557, $10,680, and $9,894 for the fiscal years 2006, 2005, and 2004, respectively.

Advertising

Expenditures for advertising are charged to expense as incurred and aggregated $85, $168 and $88 for the fiscal years 2006, 2005 and 2004, respectively.

Foreign Currency Translation

PEG’s foreign entities’ accounts are measured using local currency as the functional currency.  Assets and liabilities are translated at the exchange rate in effect at year-end.  Revenues and expenses are translated at the rates of exchange prevailing during the year.  Unrealized translation gains and losses arising from differences in exchange rates from period to period are included as a component of accumulated other comprehensive loss in net Parent Company investment.

Derivative Financial Instruments

PEG periodically uses derivative financial instruments to reduce financial market risks. These instruments are used to hedge foreign currency and interest rate market exposures. PEG does not use derivative financial instruments for speculative or trading purposes.  The fair values of the derivatives are recorded in other current or non-current assets or liabilities in the accompanying combined balance sheet.  No hedging relationship is designated for these derivatives held and they are marked to market through earnings.  The fair value of these derivative instruments is based on quoted market prices.  Cash flows from financial instruments are recognized in the combined statement of cash flows in a manner consistent with the underlying transaction.

At July 2, 2006, PEG had two interest rate swap agreements outstanding to hedge exposure to variable interest rates for an aggregate of Euro 7,339 principal amount of debt whereby PEG pays interest based on fixed rates and receives interest at variable rates.  One contract for Euro 2,339 expires in 2008 and the other contract for Euro 5,000 expires in 2011.  The aggregate fair value of these contracts was $159 at July 2, 2006 and has been recorded in other assets.  Unrealized gain on the interest rate swap contracts for fiscal 2006 was $159 which has been recorded in interest income.

Fiscal Year

PEG uses a fifty-two, fifty-three week fiscal year ending on the Sunday nearest June 30.  The fiscal years ended July 2, 2006 and June 27, 2004 each contained fifty-two weeks. The fiscal year ended July 3, 2005 contained fifty-three weeks.

2.  Goodwill

In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill is no longer amortized but rather reviewed for impairment annually or more frequently if certain indicators arise.  PEG is considered a reporting unit for purposes of the Parent Company’s annual test for goodwill impairment.  The Parent Company conducted its impairment test for fiscal 2006 in the fourth quarter.  The impairment test, which consists primarily of discounted cash flow analyses, indicated impairment in the carrying value of goodwill in PEG.

Under the provisions of SFAS No. 142, the best indication of fair value of a reporting unit is the amount at which the unit as a whole could be bought or sold in a current transaction between willing parties.  As indicated in Note 1 of Notes to Combined Financial Statements, during the fourth quarter of fiscal 2006, the Parent Company committed to a plan to divest PEG.  Therefore, in evaluating impairment in the carrying value of goodwill for the business, management used information contained in indications of value received from third parties during the process of marketing PEG.  Based on this information, a goodwill impairment charge of $21,861 has been recorded in PEG’s financial results for fiscal 2006, representing the difference between the estimated fair value and the Parent Company’s carrying amount of PEG.

The changes in the carrying value of goodwill for the years ended July 2, 2006 and July 3, 2005 are as follows:

Total
Balance at June 27, 2004	$35,787
Currency translation	(204)
Balance at July 3, 2005	$35,583
Impairment charge	(21,861)
Currency translation	591
Balance at July 2, 2006	$14,313

3.  Inventories

Inventories consist of the following:

	July 2,	July 3,
	2006	2005

Raw materials	$23,245	$22,852
Work-in-process	11,538	8,460
Finished goods	10,730	9,602
	$45,513	$40,914

4.  Long-Term Debt and Bank Borrowing Arrangements

Long-term debt consists of the following:

	July 2,	July 3,
	2006	2005

Revolving bank loans	$18,597	$16,213
Long term notes	5,697	5,037
	24,294	21,250
Less current portion	3,040	1,775
	$21,254	$19,475

Bank Borrowing Arrangements

PEG’s European entity, Magnetek, SpA (SpA) maintains revolving borrowing arrangements with local banks, primarily to support working capital needs.  Available borrowings under these arrangements aggregate approximately Euro 20.0 million depending in part upon levels of accounts receivable, and bear interest at various rates ranging from 3% to 8%.  In addition, SpA has an agreement with a European bank to provide borrowings secured by SpA’s land and building. Borrowings under this agreement bear interest at EURIBOR plus 1.5%.  The initial commitment to lend under this agreement was Euro 7.0 million, and the commitment has been reduced ratably on a quarterly basis beginning March 31, 2004 and ending September 30, 2013.  The agreement contains financial covenants that require a minimum EBITDA as a percentage of net revenue and a maximum percentage of debt to shareholder’s equity.  At July 2, 2006, SpA was in compliance with these covenants.  SpA also has certain long-term notes related mainly to equipment purchases.   At July 2, 2006 the weighted average interest rate on SpA’s long-term debt was approximately 4.6%.

Aggregate principal maturities on long-term debt outstanding at July 2, 2006, are as follows:

Fiscal year

2007	$3,040
2008	2,890
2009	2,045
2010	1,087
2011	1,003
Thereafter	14,229
$24,294

5.  Fair Values of Financial Instruments

The carrying amounts of certain financial instruments such as cash and borrowings under revolving credit agreements approximate their fair values, based on the short-term nature of these instruments and primarily variable interest rates on borrowings.   The fair value of the outstanding interest rate swap contracts are based on quoted market prices.

6.  Asset Impairment and Other Charges

In the fourth quarter of fiscal 2006, PEG recorded impairment charges aggregating $26,703.  The charges consisted of $21,861 for goodwill; $4,526 for inventory; and $316 for fixed assets.  The charges are included in the accompanying combined statement of operations as follows:  goodwill in goodwill impairment charge; inventory in cost of sales; fixed asset in general and administrative expense.

In fiscal 2004, PEG recorded a $1.7 million charge to increase its reserve for accounts receivable due to the bankruptcy filing by a customer.  The charge is included in general and administrative expense in the accompanying combined statement of operations.

7.  Restructuring Costs

During fiscal 2004, PEG began a series of restructuring activities that impacted primarily its foreign operations.  SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities requires that liabilities for costs associated with exit or disposal activities initiated after December 31, 2002, be recognized when the liability is incurred, with the exception of termination of certain leases and contracts.

During the second quarter of fiscal 2004, PEG began a workforce reduction of approximately 200 positions in Italy.  PEG completed these activities in fiscal 2005.  Costs incurred were $296 and $1,277 for fiscal years 2005 and 2004, respectively, and are included in general and administrative expense in the accompanying combined statement of operations.

During the fourth quarter of fiscal 2006, PEG finalized negotiations with the labor union in Italy to reduce the workforce at its Valdarno, Italy facility by 55 positions and communicated the planned reduction to its workforce. The reduction is expected to occur over the next three years.  PEG currently estimates the total cost of the reduction at Euro 1.5 million (approximately $1.8 million).  As of July 2, 2006 approximately $300 was paid under this program and approximately $1.5 million is included in accrued liabilities in the accompanying combined balance sheet.

8.  Income Taxes

The components of provision for income taxes are as follows:

	July 2,	July 3,	June 27,
Fiscal year ended	2006	2005	2004
Current:
Federal	$—	$—	$—
Foreign	1,505	898	959
Deferred:
Federal	(3,133)	673	674
Foreign	(1,368)	(188)	87
Total income tax provision	$(2,996)	$1,383	$1,720

PEG’s foreign taxes are from its foreign entities in Italy, Hungary and China

PEG’s U.S. business is a division of the Parent Company and is included in the Parent Company’s consolidated U.S. tax return.  The tax provision has been calculated as if the U.S. division filed a separate return.  The U.S. division had net operating losses for tax purposes in each of the three years ended July 2, 2006 and therefore no Federal taxes are reflected in PEG’s provision for income taxes.  The Federal deferred provision for fiscal 2005 and 2004 relates to tax deductible amortization of goodwill that is no longer amortized for financial reporting purposes. The Federal deferred benefit in fiscal 2006 reflects the tax impact associated with the goodwill impairment charge recorded during the fiscal year.

A reconciliation of PEG’s effective tax rate to the statutory Federal tax rate is as follows:

	July 2,		July 3,		June 27,
	2006		2005		2004
Fiscal year ended	Amount	%	Amount	%	Amount	%

Benefit computed at the statutory rate	$(10,404)	35.0	$1,945	35.0	$683	35.0
Foreign tax rates in excess of federal statutory rate	(99)	0.3	(1,290)	(23.2)	425	21.8
Losses not benefited	7,507	(25.2)	728	13.1	612	31.4
Total income tax provision	$(2,996)	10.1	$1,383	24.9	$1,720	88.2

Income (loss) before provision for income taxes of PEG’s foreign entities was approximately $(13,095), $5,713 and $1,774 for fiscal years 2006, 2005 and 2004, respectively.  Losses not benefited primarily reflect the establishment of valuation allowances against deferred tax assets.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of PEG’s deferred tax liabilities and assets as of July 2, 2006 and July 3, 2005 are as follows:

	July 2,	July 3,
	2006	2005
Deferred tax liabilities:
Depreciation and amortization (including differences in the basis of acquired assets)	$(3,927)	$(9,585)
Total deferred tax liabilities	(3,927)	(9,585)
Deferred tax assets:
Inventory and other reserves	4,377	2,205
Net operating loss and capital loss carryforwards	10,254	7,048
Total gross deferred tax assets	14,631	9,253
Less: Valuation allowance	(12,649)	(6,063)
Net deferred tax asset / (liability)	$(1,945)	$(6,395)

PEG records valuation allowances against its deferred tax assets, when necessary, in accordance with SFAS No. 109, Accounting for Income Taxes.  Realization of deferred tax assets (such as net operating loss carryforwards and income tax credits) is dependent on future taxable earnings and is therefore uncertain.  To the extent PEG believes that recovery is unlikely, a valuation allowance is established against its deferred tax asset, increasing its income tax expense in the period such determination is made.  Due to the uncertainty surrounding the timing of realizing the benefits of its deferred tax assets in future tax returns, PEG has recorded a valuation allowance against its otherwise recognizable deferred tax assets in Italy and the U.S.

PEG’s entity in China had a tax holiday arrangement with the tax authorities wherein no income taxes were owed on pretax profits in China through calendar 2004, and income taxes will be paid at 50% of the current 15% tax rate (or 7.5%) from calendar 2005 through calendar 2007.

For U.S. income tax purposes, PEG has a net operating loss carry forward of $19,751 and $16,916 as of July 2, 2006 and July 3, 2005, respectively, expiring between fiscal years 2018 and 2026.  For Italian income tax purposes, PEG has a net operating loss carry forward of $10,082 and $3,575 as of July 2, 2006 and July 3, 2005, respectively, expiring between fiscal years 2007 and 2011.

9.  Commitments and Contingencies

Leases

PEG leases certain facilities and machinery and equipment primarily under operating lease arrangements. Future minimum rental payments under noncancelable operating leases as of July 2, 2006 are as follows:

	Minimum	Minimum	Net
	Lease	Sublease	Lease
Fiscal Year	Payments	Rentals	Payments
2007	$841	$66	$775
2008	841	66	775
2009	753	66	687
2010	489	66	423
2011	458	66	392
Thereafter	1,363	—	1,363
	$4,745	$330	$4,415

For the fiscal years 2006, 2005 and 2004, rent expense was $783, $545 and $510 respectively, while sublease rental income was $66, $0 and $0 respectively.

Litigation

Hitachi G.E. Lighting (Hitachi) has filed a claim in Italy against PEG in the amount of $1.5 million alleging defective product sold by PEG to Hitachi between July 1999 and January 2002.  Hitachi presented evidence of damages to the court and PEG has challenged the adequacy of the evidence.  The court has yet to issue a decision regarding the claim.

MBM Italia has filed a civil action in Italy against PEG in the amount of Euro 1.5 million (approximately $1.9 million) alleging the use of unlicensed software that PEG purchased from a third party.  Magnetek has asked for a dismissal of the action and a request for indemnification from the third party vendor.  MBM asked the court to issue an injunction against PEG prohibiting PEG’s use of the software which the court has rejected.  A trial was held in December, 2005 and the court has yet to issue a decision.

PEG is aggressively defending these matters and management does not believe the ultimate outcome, individually or collectively, will have a material adverse effect on PEG’s financial position or results of operations.

10.  Related Party Transactions

PEG sells certain products to affiliated companies and businesses that are also owned by the Parent Company.  Sales to these affiliates are generally made at arms-length negotiated prices and were $3,722, $3,786 and $4,178 for the fiscal years 2006, 2005 and 2004, respectively.

Direct costs incurred by the Parent Company that are directly attributable to the operations of PEG, such as insurance and employee benefit costs, are charged to PEG by the Parent Company.  These direct costs relate solely to the U.S. division of PEG and aggregated $1,043, $1,350 and $1,372 for the fiscal years 2006, 2005 and 2004, respectively.  PEG is also charged a management fee by the Parent Company for providing certain services, including marketing support, strategic planning, technology consultancy, and financial reporting assistance.  The fee was $1,020 in each of the three fiscal years ended July 2, 2006 and is included in general and administrative expense in the accompanying combined statements of operations.

On September 30, 2005, PEG provided a loan to the Parent Company in the amount of Euro 2.5 million (approximately $3 million at the date of the loan).  The loan bears interest at 5.5% payable annually and is due September 30, 2008.  The balance of the loan, including accrued interest of approximately $115, is included as Note receivable from Parent Company in the accompanying combined balance sheet as of July 3, 2006.

11.  Accrued Liabilities

Accrued liabilities consisted of the following at fiscal year end:

	July 2,	July 3,
	2006	2005
Salaries, wages and related items	$2,674	$2,331
Severance	1,543	—
Income Taxes	318	154
Other	1,391	570
	$5,926	$3,055

PEG offers warranties for certain products that it manufactures, with the warranty term generally ranging from one to two years.  Warranty reserves are established for costs expected to be incurred after the sale and delivery of products under warranty, based mainly on known product failures and historical experience.

Changes in the warranty reserve for fiscal 2006 and 2005 were as follows:

	July 2,	July 3,
	2006	2005
Balance at beginning of year	$55	$76
Additions charged to earnings	102	11
Use of reserve for warranty obligations	(30)	(32)
Balance at end of year	$127	$55

12.  Supplemental Cash Flow Information

Changes in operating assets and liabilities were as follows:

	July 2,	July 3,	June 27,
Fiscal year ended	2006	2005	2004

(Increase) decrease in accounts receivable	$(5,500)	$3,285	$(9,646)
(Increase) decrease in inventories	(3,796)	507	(4,783)
(Increase) decrease in prepaids and other current assets	(18)	(1,994)	1,948
Decrease in other operating assets	246	1,172	517
Increase (decrease) in accounts payable	5,421	(5,164)	5,343
(Increase) decrease in accrued liabilities	2,871	(2,402)	2,139
Decrease in deferred income taxes	(4,450)	(15)	(532)
Increase (decrease) in other operating liabilities	904	77	(1,631)

	$(4,322)	$(4,534)	$(6,645)
Cash paid for interest and income taxes :
Interest	$946	$599	$1,234
Income taxes	$1,050	$1,199	$790

13.  Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss consisted entirely of foreign currency translation adjustments at July 2, 2006 and July 3, 2005.

14.  Business Segment and Geographic Information

PEG currently operates within a single business segment, digital power products. PEG sells its products primarily to large original equipment manufacturers. PEG performs ongoing credit evaluations of its customers’ financial conditions and generally requires no collateral.  PEG had a customer whose purchases represented 11% of PEG’s total revenue in fiscal year 2006.

Information with respect to PEG’s foreign operations follows:

	July 2,	July 3,	June 27,
For the fiscal year	2006	2005	2004
Sales	$103,851	$122,245	$125,853
Income from operations	(8,801)	5,825	2,773
Identifiable assets	125,975	125,907	121,046
Capital expenditures	5,216	7,282	4,941
Depreciation and amortization	6,562	6,907	7,115

Sales by foreign entities include only sales of products to customers outside of the U.S.   The majority of PEG’s foreign operations are in Italy.  Fiscal 2006 sales by the Italian operation (including sales to U.S. customers) were $93.6 million.

Export sales from the United States were $3,017, $4,632 and $3,164 in fiscal years 2006, 2005 and 2004, respectively.

15. Subsequent Events (unaudited)

Subsequent to July 2, 2006, the Parent Company entered into an agreement to sell PEG to Power One, Inc. for $71.7 million in cash plus the assumption of approximately $16.7 million in debt, subject to customary pre-closing and post-closing tangible net worth and net debt adjustments.  Pursuant to the Purchase and Sale Agreement (the “Agreement”) dated September 28, 2006, by and between the Parent Company and Power One, Inc., Power One, Inc. will purchase PEG through the acquisition of all of the outstanding shares of Magnetek SpA and of the assets and liabilities of the U.S. division.  The terms of the Agreement were negotiated at arms-length.

The Agreement provides for indemnification for breaches of representations and warranties and other customary matters that the Parent Company believes are typical for this type of transaction, and for the satisfaction or waiver of customary closing conditions.  The Parent Company expects the transaction to be completed during October 2006.

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED OCTOBER 1, 2006 AND OCTOBER 2, 2005 AND BALANCE SHEETS AS OF OCTOBER 1, 2006 AND JULY 2, 2006

POWER ELECTRONICS GROUP OF MAGNETEK, INC.
UNAUDITED CONDENSED COMBINED BALANCE SHEETS

(Amounts in thousands)	October 1, 2006	July 2, 2006

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,532	$1,491
Accounts receivable, net	35,280	48,217
Inventories	49,085	45,513
Deferred income taxes	1,982	1,982
Prepaid expenses and other current assets	3,360	3,176
TOTAL CURRENT ASSETS	92,239	100,379

PROPERTY, PLANT AND EQUIPMENT, net	26,187	26,769
NOTE RECEIVABLE FROM PARENT COMPANY	3,356	3,253
GOODWILL, net	14,441	14,313
OTHER ASSETS	1,802	1,436
TOTAL ASSETS	$138,025	$146,150

LIABILITIES AND NET PARENT COMPANY INVESTMENT
CURRENT LIABILITIES
Accounts payable	$37,452	$34,985
Accrued liabilities	6,508	5,926
Current portion of long-term debt	2,239	3,040
TOTAL CURRENT LIABILITIES	46,199	43,951

LONG-TERM DEBT, net of current portion	15,123	21,254

OTHER LONG-TERM LIABILITIES	8,655	8,531

DEFERRED INCOME TAXES	3,641	3,927

ADVANCE FROM PARENT COMPANY	9,741	11,400

COMMITMENTS AND CONTINGENCIES
NET PARENT COMPANY INVESTMENT:
Investment by Parent Company	68,497	68,497
Retained earnings (deficit)	(4,490)	(1,742)
Accumulated other comprehensive loss	(9,341)	(9,668)
TOTAL NET PARENT COMPANY INVESTMENT	54,666	57,087
TOTAL LIABILITIES AND NET PARENT COMPANY INVESTMENT	$138,025	$146,150

The accompanying notes are an integral part of these combined financial statements.

POWER ELECTRONICS GROUP OF MAGNETEK, INC.
UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS

	Three Months Ended
(Amounts in thousands)	October 1, 2006	October 2, 2005

NET SALES	$44,252	$36,831
COST OF SALES	39,771	28,786
GROSS PROFIT	4,481	8,045

EXPENSES
Research and development	2,392	2,567
Sales, general and administrative	4,150	4,205
TOTAL EXPENSES	6,542	6,772

INCOME (LOSS) FROM OPERATIONS	(2,061)	1,273

NON OPERATING (EXPENSE) INCOME:
Interest income	—	9
Interest expense	(362)	(304)
Total interest expense, net	(362)	(295)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(2,423)	978

PROVISION FOR INCOME TAXES	325	616
NET INCOME (LOSS)	$(2,748)	$362

The accompanying notes are an integral part of these combined financial statements.

POWER ELECTRONICS GROUP OF MAGNETEK, INC.
UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

	Three Months Ended
(Amounts in thousands)	October 1, 2006	October 2, 2005

CASH FLOWS FROM CONTINUING OPERATING ACTIVITIES:
Net income (loss)	$(2,748)	$362
Adjustments to reconcile net income (loss) from operations to net cash provided by operating activities:
Depreciation and amortization	1,639	2,254
Changes in operating assets and liabilities:
Accounts receivable, net	13,032	2,043
Inventories	(3,440)	(222)
Prepaid and other current assets	(184)	3,033
Other operating assets	(494)	(1,528)
Accounts payable	2,568	(4,522)
Accrued liabilities	581	903
Deferred income taxes	(286)	(1,801)
Other operating liabilities	124	244
Net cash provided by operating activities	10,792	766

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,057)	(1,903)
Net cash used in investing activities	(1,057)	(1,903)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) under line-of-credit agreements, capital leases and long-term debt	(6,932)	(139)
(Increase) decrease in note receivable from Parent Company	(103)	(3,002)
Increase (decrease) in advance from Parent Company	(1,659)	136
Net cash used in financing activities	(8,694)	(3,005)

INCREASE (DECREASE) IN CASH	1,041	(4,142)
CASH, BEGINNING OF PERIOD	1,491	6,259
CASH, END OF PERIOD	$2,532	$2,117

The accompanying notes are an integral part of these combined financial statements.

POWER ELECTRONICS GROUP OF MAGNETEK, INC.
UNAUDITED NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
Three Months Ended October 1, 2006

(All amounts in the notes to combined financial statements are expressed in thousands unless otherwise noted)

1.   Summary of Significant Accounting Policies

Principles of Combination

The combined financial statements include the accounts of the Power Electronics Group (“PEG”) of Magnetek, Inc. (“Parent Company”).  PEG is comprised of Magnetek, SpA and its subsidiaries (Magnetek, Electronics (Shenzhen) Co. Ltd; Magnetek kFT; and Magnetek Vetriebsgesellschaft GmbH) together with the U.S. division of PEG. All significant inter-group accounts and transactions have been eliminated.  Certain information and footnote disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted pursuant to Securities and Exchange Commission rules and regulations.

Description of Business and Basis of Presentation

PEG is a global provider of digital power electronic products, primarily AC-to-DC switching power supplies; AC-to-DC rectifiers and battery chargers, DC-to-DC power converters and DC-to-AC power inverters.  These products are used primarily in telecommunications, data processing and storage, digital imaging, semiconductor processing and testing equipment, medical instrumentation and home appliances.  PEG also provides power control systems for street light monitoring and control and utility grid monitoring.

The results of PEG have historically been included in the consolidated financial statements of the Parent Company.   The accompanying combined financial statements of PEG have been prepared on a stand alone basis.

Recent Accounting Pronouncements

In November 2005, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4.  The amendments made by SFAS No. 151 clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) should be recognized as current period charges and require the allocation fixed production overheads to inventory based on normal capacity of the production facilities.  The pronouncement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.  The adoption of this pronouncement on July 4, 2005 did not have a material effect on PEG’s financial position, results of operations or liquidity.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections.  SFAS No. 154 replaces APB No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements, and establishes retrospective application as the required method for reporting a change in accounting principle.  SFAS No. 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable.  The reporting of a correction of an error by restating previously issued financial statements is also addressed.  SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The adoption of this pronouncement on July 3, 2006, is not expected to have a material effect on PEG’s financial position, results of operations or liquidity.

On July 13, 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”).  FIN 48 creates a single model to address uncertainty in tax positions, clarifying the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements.  FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 applies to all tax positions related to income taxes subject to SFAS No. 109, Accounting for Income Taxes.  FIN 48 utilizes a two-step approach for evaluating tax positions.  Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is “more-likely-than-not” to be sustained upon examination.  Measurement (step two) is only addressed if step one has been satisfied.  Those tax positions failing to qualify for initial recognition are recognized in the first subsequent interim period they meet the more-likely-than-not standard, or are resolved through negotiation or litigation with the taxing authority, or upon expiration of the statute of limitations.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  Differences between the amounts recognized in the statements of financial position prior to the adoption of FIN 48 and the amounts reported after adoption would be accounted for as a cumulative-effect adjustment recorded to the beginning balance of retained earnings.  The adoption of this pronouncement is not expected to have a material effect on PEG’s financial position, results of operations, or liquidity.

Fiscal Year

PEG uses a fifty-two, fifty-three week fiscal year ending on the Sunday nearest June 30.  Its fiscal quarters are the 13- to 14-week periods ending on the Sunday nearest to March 31, June 30, September 30, and December 31.  The fiscal quarters ended October 1, 2006 and October 2, 2005 were 13-week periods.

2.  Inventories

Inventories consist of the following:

	October 1, 2006	July 2, 2006

Raw Materials	$27,517	$23,245
Work-in-progress	11,515	11,538
Finished goods	10,053	10,730
TOTAL	$49,085	$45,513

3.  Restructuring Costs

During fiscal 2004, PEG began a series of restructuring activities that impacted primarily its foreign operations.  SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities requires that liabilities for costs associated with exit or disposal activities initiated after December 31, 2002, be recognized when the liability is incurred, with the exception of termination of certain leases and contracts.

During the second quarter of fiscal 2004, PEG began a workforce reduction of approximately 200 positions in Italy.  PEG completed these activities in fiscal 2005.  During the fourth quarter of fiscal 2006, PEG finalized negotiations with the labor union in Italy to reduce the workforce at its Valdarno, Italy facility by 55 positions and communicated the planned reduction to its workforce. The reduction is expected to occur over the next three years.  PEG currently estimates the total cost of the reduction at Euro 1.5 million (approximately $1.8 million).  As of October 1, 2006 approximately $0.4 million was paid under this program and approximately $1.4 million is included in accrued liabilities in the accompanying combined balance sheet.

4.  Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss consisted entirely of foreign currency translation adjustments at October 1, 2006.

5. Subsequent Events

Subsequent to July 2, 2006, the Parent Company entered into an agreement to sell PEG to Power One, Inc. for $71.7 million in cash plus the assumption of approximately $16.7 million in debt, subject to customary pre-closing and post-closing tangible net worth and net debt adjustments.  Pursuant to the Purchase and Sale Agreement (the “Agreement”) dated September 28, 2006, by and between the Parent Company and Power One, Inc., Power One, Inc. would purchase PEG through the acquisition of all of the outstanding shares of Magnetek SpA and of the assets and liabilities of the U.S. division.  The terms of the Agreement were negotiated at arms-length.

The Agreement provides for indemnification for breaches of representations and warranties and other customary matters that the Parent Company believes are typical for this type of transaction, and for the satisfaction or waiver of customary closing conditions.  The transaction was completed October 23, 2006 for a purchase price of approximately $68.8 million, subject to contractual closing adjustments, of which $50.0 million was borrowed, and $18.8 million was paid in cash, including $2.6 million of direct acquisition costs.

ITEM  9.01. (b) UNAUDITED PRO FORMA FINANCIAL INFORMATION

POWER-ONE, INC.
PRO FORMA FINANCIAL INFORMATION

Pursuant to the Purchase and Sale Agreement, dated as of September 28, 2006, the Company acquired certain assets and liabilities of Magnetek, Inc. and all of the outstanding shares of Magnetek SpA, a subsidiary of Magnetek, Inc. (collectively referred to as “Power Electronics Group”), for a purchase price approximately $68.8 million, subject to contractual closing adjustments, on October 23, 2006, of which $50.0 million was borrowed, and $18.8 million was paid in cash, including $2.6 million of direct acquisition costs.  Additionally, the Power Electronics Group had approximately $17.4 million of debt outstanding.

The acquisition was accounted for using the purchase method of accounting. The net purchase price was allocated to tangible and intangible assets. The excess of the aggregate purchase price over the estimated fair market values of the net assets acquired was recognized as goodwill.  Other identifiable amortizable intangible assets will be amortized over 3 months to 10 years. The pro forma condensed combined consolidated statements of operations include adjustments, which are based on preliminary estimates, to reflect the allocation of purchase price to the acquired assets and liabilities of the Power Electronics Group.  The preliminary purchase price allocation for the Power Electronics Group is subject to revision as more detailed analysis is completed and additional information on the fair values of the Power Electronics Group becomes available.  Any change in the fair value of the net assets of the Power Electronics Group will change the amount of the purchase price allocable to goodwill.  Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

The following unaudited pro forma condensed combined consolidated statements of operations give effect to the acquisition of the Power Electronics Group as if it had occurred at the beginning of the period presented and include adjustments which give effect to events that are directly attributable to the transaction that are expected to have a continuing impact and that are factually supportable. The unaudited pro forma balance sheet gives effect to the acquisition as if it occurred as of October 1, 2006, and includes adjustments which give effect to events that are directly attributable to the transaction and factually supportable regardless of whether they have a continuing impact or are nonrecurring. The notes to the pro forma financial information describe the pro forma amounts and adjustments presented below. The pro forma financial information does not necessarily reflect the operating results that would have occurred had the acquisition been consummated as of the above dates, nor is such information indicative of future operating results.  The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes on Form 10-K on file with the SEC.

POWER-ONE, INC.
PRO FORMA FINANCIAL INFORMATION
CONSOLIDATED BALANCE SHEETS
October 1, 2006
(In thousands, unaudited)

	Power-One	Power Electronics Group	Pro Forma Adjustments	Ref.	Pro Forma
ASSETS
CURRENT ASSETS:
Cash, cash equivalents, and marketable securities	$74,915	$2,532	$(19,054)	(a)	$58,393
Accounts receivable	74,570	35,280	—		109,850
Inventories	67,626	49,085	(6,074)	(b)	110,637
Prepaid expenses and other current assets	3,641	5,342	(1,982)	(j)	7,001
TOTAL CURRENT ASSETS	220,752	92,239	(27,110)		285,881

PROPERTY AND EQUIPMENT, net	36,167	26,187	6,863	(c)	69,217
GOODWILL	32,389	14,441	851	(j)	47,681
OTHER INTANGIBLE ASSETS, net	18,431	—	12,850	(f)	31,281
ADVANCE TO PARENT COMPANY	—	3,356	(3,356)	(j)	—
OTHER ASSETS	2,171	1,802	250	(e)	4,223
TOTAL	$309,910	$138,025	$(9,652)		$438,283

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$53,607	$37,452	$—		$91,059
Other accrued expenses and current liabilities	24,707	8,747	—	(d)	33,454
TOTAL CURRENT LIABILITIES	78,314	46,199	—		124,513

LONG TERM DEBT	—	15,123	50,000	(e)	65,123
OTHER LONG-TERM LIABILITIES	451	12,296	4,755	(i)	17,502
ADVANCE FROM PARENT COMPANY	—	9,741	(9,741)	(j)	—
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, additional paid-in capital, and parent investment	609,928	68,497	(68,497)		609,928
Accumulated other comprehensive income (loss)	24,685	(9,341)	9,341		24,685
Accumulated deficit	(403,468)	(4,490)	4,490		(403,468)
TOTAL STOCKHOLDERS’ EQUITY	231,145	54,666	(54,666)		231,145
TOTAL	$309,910	$138,025	$(9,652)		$438,283

See notes to unaudited pro forma condensed combined consolidated financial information.

POWER-ONE, INC.
PRO FORMA FINANCIAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED JANUARY 1, 2006
(In thousands, except per share data. unaudited)

	Power-One	Power Electronics Group	Pro Forma Adjustments	Ref.	Pro Forma

NET SALES	$261,557	$153,667	$—		$415,224
COST OF GOODS SOLD	184,870	121,547	—		306,417
GROSS PROFIT	76,687	32,120			108,807

EXPENSES:
Selling, general and administrative	58,561	17,544	—		76,105
Engineering and quality assurance	36,936	10,790	—		47,726
Amortization of intangibles	3,877	—	1,890	(f)	5,767
Restructuring costs	11,135	—	—		11,135
Asset impairment	5,098	—	—		5,098
TOTAL EXPENSES	115,607	28,334	1,890		145,831
INCOME (LOSS) FROM OPERATIONS	(38,920)	3,786	(1,890)		(37,024)

INTEREST AND OTHER INCOME (EXPENSE):
Interest income	2,371	66	(457)	(g)	1,980
Interest expense	(220)	(1,375)	(5,167)	(h)	(6,762)
Other income (expense), net	307	—	—		307
TOTAL INTEREST AND OTHER INCOME (EXPENSE)	2,458	(1,309)	(5,624)		(4,475)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(36,462)	2,477	(7,514)		(41,499)

PROVISION FOR INCOME TAXES	1,820	1,899	—	(i)	3,719

NET INCOME (LOSS)	$(38,282)	$578	$(7,514)		$(45,218)

BASIC AND DILUTED LOSS PER SHARE	$(0.45)	$—	$—		$(0.53)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	84,991	—	—		84,991

See notes to unaudited pro forma condensed combined consolidated financial information.

POWER-ONE, INC.
PRO FORMA FINANCIAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED OCTOBER 1, 2006
(In thousands, except per share data, unaudited)

	Power-One	Power Electronics Group	Pro Forma Adjustments	Ref.	Pro Forma

NET SALES	$221,877	$129,429	$—		$351,306
COST OF GOODS SOLD	149,567	114,741	—		264,308
GROSS PROFIT	72,310	14,688			86,998

EXPENSES:
Selling, general and administrative	44,577	16,651	—		61,228
Engineering and quality assurance	27,047	8,519	—		35,566
Amortization of intangibles	2,248	—	1,005	(f)	3,253
Asset Impairment	—	21,861	—		21,861
TOTAL EXPENSES	73,872	47,031	1,005		121,908
LOSS FROM OPERATIONS	(1,562)	(32,343)	(1,005)		(34,910)

INTEREST AND OTHER INCOME (EXPENSE):
Interest income	1,813	303	(343)	(g)	1,773
Interest expense	(233)	(1,265)	(3,833)	(h)	(5,331)
Other expense, net	(1,147)	—	—		(1,147)
TOTAL INTEREST AND OTHER INCOME (EXPENSE)	433	(962)	(4,176)		(4,705)

LOSS BEFORE BENEFIT FOR INCOME TAXES	(1,129)	(33,305)	(5,181)		(39,615)

BENEFIT FOR INCOME TAXES	(731)	(3,692)	—	(i)	(4,423)

NET LOSS	$(398)	$(29,613)	$(5,181)		$(35,192)

BASIC AND DILUTED LOSS PER SHARE	$—	$—	$—		$(0.41)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	86,016	—	—		86,016

See notes to unaudited pro forma condensed combined consolidated financial information.

POWER-ONE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF OCTOBER 1, 2006, FOR THE YEAR ENDED JANUARY 1, 2006

AND FOR THE NINE MONTHS ENDED OCTOBER 1, 2006

1.   BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined consolidated financial statements for the year ended January 1, 2006 and the nine months ended October 1, 2006 and balance sheet as of October 1, 2006 are based on the historical financial statements of Power-One, Inc. and its subsidiaries (the “Company”) and the Power Electronics Group after giving effect to the Company’s acquisition of the Power Electronics Group and the assumptions and adjustments described in the notes herein.

2.   ACQUISITION

On October 23, 2006, the Company completed its acquisition of the Power Electronics Group of Magnetek, Inc. for approximately $68.8 million in cash of which $50.0 million was borrowed for the acquisition (note e).  The purchase price included direct acquisition costs of $2.6 million.  In accordance with SFAS 141 “Business Combinations,” this transaction was accounted for as a purchase business combination.

The Company allocated the purchase price based upon the preliminary fair value of the assets acquired and liabilities assumed.  The excess of the purchase price over the fair value of the tangible assets acquired and liabilities assumed has been allocated to the identified intangible assets and goodwill in accordance with the requirements of SFAS 141 and SFAS 142, “Goodwill and Other Intangible Assets.”

The following is the preliminary allocation of purchase price in millions:

Net tangible assets	$40.7
Intangible assets	12.8
Goodwill	15.3
Total purchase consideration	$68.8

In performing the preliminary purchase price allocation, the Company considered, among other factors, its intention for future use of acquired assets, analyses of historical financial performance and estimates of future performance of the Power Electronics Group.  The final fair value of intangible assets will be based, in part, on a valuation to be completed by an independent appraiser using an income approach.  The preliminary values assigned and acquired intangible assets of $12.8 million consist of $9.6 million related to customer relationships that will be amortized over 10 years, $1.6 million related to patented technology that will be amortized over 10 years, $1.1 million related to non-compete agreements that will be amortized over 5 years, and $0.5 million related to backlog that will be amortized over 3 months.  The Company has assigned virtually no value to trademarks and trade names as the Magnetek name was abandoned immediately following acquisition.

3.   PRO FORMA ADJUSTMENTS TO CONDENSED COMBINED CONSOLIDATED BALANCE SHEET AND STATEMENT OF OPERATIONS

(a.)       Cash consideration and transaction costs. Record the cash consideration paid of $68.8 million, of which $50.0 million was borrowed (note e), and including costs directly related to the acquisition of approximately $2.6 million.  Record payment of $0.3 million in debt issuance costs.

(b.)      Inventories. Record the fair market value of inventory based on the preliminary estimates made by management. Included in the adjustment is the write-up of finished goods and work in process inventory of $1.9 million, comprised of the estimated selling prices less the sum of costs of disposal, costs to complete work in process inventory, and less a reasonable profit allowance for the selling efforts.  Record write-down of inventory of $1.4 million related to valuing raw materials at the current replacement costs.  The replacement costs were less than the Magnetek’s PEG inventory value based on a FIFO method.  Record inventory write-off of $6.6 million related to the Company’s decision to scrap certain inventory.  Management has decided that certain inventory of the Power Electronics Group will be scrapped due to product rationalization and due to the decision to use higher quality components.

(c.)       Fixed Assets. Record the fair market value of fixed assets, including the write-up in value of an owned facility in Europe.

(d.)      Restructuring. The Company intends to record a restructuring reserve in accordance with EITF 95-3 “Recognition of Liabilities in Connection with a Purchase Business Combination.” The Company has developed a plan to integrate and restructure the operations of the acquisition to more closely align the operations with Power-One, Inc.  The plan has not yet been finalized and may result in liabilities related to severance, facility lease costs and termination, and contract termination costs that will be incurred as a direct result of the plan to integrate the Power Electronics Group with the existing operations of the Company.  The plan is expected to be finalized and implemented by the end of 2007.  As the timing and effects of these actions are too uncertain to meet the criteria for pro forma adjustments, none have been recorded for the intended restructuring.

(e.)       Long-term Debt. Record borrowings under 18 month term loan of $50.0 million at an interest rate of 10.0%, used to fund a significant portion of the acquisition cost.  Debt issuance costs of $0.3 million were recorded to other assets.

(f.)         Amortization of Intangibles. Record amortization of identified intangible assets, for the period presented, assuming preliminary intangible values and related preliminary amortization periods in the following table, in millions:

		Amortization Expense
	Intangible Asset Cost	Amortizable Life	Year Ended January 1, 2006	Nine Months Ended October 1, 2006

Customer relationships	$9.6	10 years	$1.0	$0.7
Patented technology	1.6	10 years	0.2	0.1
Non-compete agreements	1.1	5 years	0.2	0.2
Backlog	0.5	3 months	0.5	—
Total	$12.8		$1.9	$1.0

(g.)      Interest Income. Record a decrease in interest income earned on investments, which were sold to finance the acquisition, in the year ended January 1, 2006 and the nine months ended October 1, 2006, respectively, assuming a weighted average interest rate of 2.4%.

(h.)      Interest expense. Record interest expense related to the borrowings to finance the acquisition. The acquisition was funded in part with a $50.0 million term loan with a 10.0% interest rate. Record approximately $0.2 million and $0.1 million for the twelve months ended January 1, 2006 and for the nine months ended October 1, 2006, respectively, related to the amortization of debt issuance costs related to transaction fees and costs attributable to the long-term debt financing.  Such amount will be amortized over the 18 month term of the term loan. Debt issuance costs of $0.3 million have been recorded in other assets on the balance sheet for the period ended October 1, 2006.

(i.)          Provision for Income Tax.  No income tax provision was recorded as the majority of the pro forma adjustments were recorded in jurisdictions where the Company is in a net NOL position.  The Company records a deferred income tax asset in jurisdictions where a loss is generated and records a valuation allowance against these deferred tax assets in accordance with SFAS 109, “Accounting for Income Taxes,” when in management’s judgment, it is more likely than not that the deferred income tax will not be realized in the foreseeable future. A deferred tax liability of $4.8 million has been recorded using an estimated blended tax rate related to the differences in the assigned asset values resulting from the acquisition and the tax bases of the acquired assets and liabilities, in accordance with FAS 109, “Accounting for Income Taxes.”

(j.)          Closing balance sheet adjustments. Record adjustments to closing balance sheet of the Power Electronics Group based on the purchase and sale agreement.  The adjustments include entries to remove goodwill, deferred tax assets included in other assets, and receivable and payable amounts with the Parent Company from the balance sheet of the Power Electronics Group, as well as establish goodwill related to the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWER-ONE, INC.

Date: January 5, 2007	By:	/S/WILLIAM T. YEATES
William T. Yeates
Chief Executive Officer,
(Principal Executive Officer)

	By:	/S/PAUL E. ROSS
Paul E. Ross
Vice President Finance, Treasurer and
Chief Financial Officer (Principal Executive Officer)